UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, Texas	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-592-2451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on March 23, 2023, Lottery.Com, Inc. (the “Company”) requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal a determination by the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) dated February 23, 2023, to delist the Company’s securities from Nasdaq. At the hearing before the Panel on April 24, 2023, the Company presented its plan to complete the restatement of its financial statements for the fiscal year ended December 31, 2021, and the subsequent quarter ended March 31, 2022, and to file the amended periodic reports and all subsequent required filings with the Securities and Exchange Commission (the “SEC”). The Company requested the continued listing of its securities on Nasdaq pending the completion of its compliance plan.

By letter dated May 8, 2023, the Panel granted the Company’s request for continued listing, on an interim basis, subject to the Company submitting financial projections for fiscal 2023 and filing the restated financial statements for the fiscal year ended December 31, 2021, and quarter ended March 31, 2022, with the SEC by May 15, 2023. The Panel indicated that it would review the filings, along with the updated projections, and thereafter determine whether to afford the Company additional time to complete the compliance plan presented at the hearing.

By letter dated May 24, 2023, the Panel notified the Company that it had determined to suspend trading and otherwise move to delist the Company’s securities from Nasdaq effective with the open of the market on May 26, 2023, which suspension of trading occurred as contemplated. The Company thereafter requested that the Panel reconsider its determination to delist the Company’s securities from Nasdaq based upon what the Company believed to be mistakes of material fact upon which the Panel had based its decision.

On June 8, 2023, the Panel notified the Company that it had determined to reverse its prior decision and grant the Company’s request for continued listing subject to the Company’s timely compliance with a number of conditions ultimately expiring on August 17, 2023, on which date the Company must satisfy all applicable criteria for continued listing on Nasdaq (the “June 8th Decision”). The Company is making every effort to timely evidence compliance with the terms of the June 8th Decision; however, there can be no assurance that it will be able to do so.

As a result of the foregoing, the Company’s securities were reinstated for trading on Nasdaq effective with the open of the market on Monday, June 12, 2023. A copy of the June 8th Decision is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Letter from Nasdaq dated June 8, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: June 13, 2023	By	/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer